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                                                                    EXHIBIT 10.1

                            JDS UNIPHASE CORPORATION

                              AMENDED AND RESTATED
                       1993 FLEXIBLE STOCK INCENTIVE PLAN
                  (Amended and Restated as of November 9, 2001)

      1.    Establishment, Purpose, and Definitions.

            (a) There is hereby adopted the 1993 Flexible Stock Incentive Plan (the "Plan") of JDS Uniphase Corporation (the "Company").

            (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in Section 4 below) can acquire shares of the Company's Common Stock, $0.001 par value per share (the "Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates (as defined below) an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options").

            (c) The term "Affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

      2.    Administration of the Plan.

            (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"), which Committee shall be constituted in such a manner as to satisfy all applicable laws pertaining to the administration of stock incentive plans under relevant provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any relevant stock exchange or national market system, and any foreign jurisdiction. If options are to be granted under the Plan to employees who are also officers or directors of the Company, the Committee shall also be constituted in such a manner as to cause the options to be exempt from Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. Except as otherwise provided in Section 9 hereof, none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (i) the Plan or



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(ii) any other plan of the Company or its Affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its Affiliates, other than pursuant to transactions in any such other plan which would not have disqualified a director from being a "disinterested person" under the version of Rule 16b-3 in effect immediately preceding the current form of Rule 16b-3. The limitations set forth in this
Section 2(a) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

            (b) The Committee shall determine which eligible individuals (as defined in Section 4 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares of Stock subject to such options.

            (c) The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect an optionee's rights under an outstanding option shall not be made without the optionee's written consent; provided, however, that the Committee may not amend the terms of any outstanding option to reduce the purchase price of the Stock covered by such option without the consent of the stockholders then sufficient to approve the Plan in the first instance. The Committee may, with the optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option; provided, however, that the Committee may not cancel any outstanding option and replace such cancelled option with an option or options having a purchase price of the Stock covered by such option or options which is lower than that of the cancelled option without the consent of the stockholders then sufficient to approve the Plan in the first instance.

            (d) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford participants favorable treatment under such rules or laws; provided, however, that no option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions that are materially more favorable to



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optionees than the terms and conditions under the Plan, except as otherwise determined by the Committee. The Committee shall take any other action as the Committee deems appropriate. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

            (e) Notwithstanding the foregoing provisions of this Section 2, grants of options to any "Covered Employee," as such term is defined by Section 162(m) of the Code shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two or more "outside directors," within the meaning of
Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m). In the case of such grants to Covered Employees, reference to the "Committee" shall be deemed to be references to the Subcommittee as specified above.

      3.    Stock Subject to the Plan.

            (a) An aggregate of 157,524,403 shares of Stock shall be available for the grant of stock options and the issuance of Stock under the Plan, subject to increase as provided in this Section 3. Notwithstanding the foregoing, the maximum aggregate number of shares of Stock available for grant of incentive stock options shall be 4,250,000 shares of Stock, subject to increase as provided in this Section 3. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares of Stock which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the optionee and will thereafter not be available under the Plan.

            (b) The shares of Stock available for the grant of stock options and the issuance of Stock under the Plan shall be automatically increased as follows:

                  (i) effective on the first day of each fiscal year of the Company, beginning July 1, 2000, the number of shares of Stock so available shall automatically be increased by an amount, rounded to the nearest whole share (the "Annual Increase Shares"), equal to four percent (4%) of the aggregate number of shares of Stock and Exchangeable Stock (as defined below) outstanding as of such date ("Outstanding Shares") or such lesser number of shares as determined by the Committee; provided that, with respect to each such increase effective on the first day of each fiscal year of the Company beginning July 1, 2001, the number of Annual Increase Shares shall be reduced by the Excess Carryover, if any, and

                  (ii) effective upon the closing of a Company Acquisition (as defined below), the number of shares of Stock so available shall



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automatically be increased by an amount, rounded to the nearest whole share
("Acquisition Increase Shares"), equal to the product obtained by multiplying four percent (4%) times the Acquisition Consideration (as defined below).

            For the purposes of this Section 3(b), the term "Exchangeable Stock" shall mean the exchangeable shares of JDS Uniphase Canada Ltd, an indirect subsidiary of the Company; the term "Excess Carryover" shall mean, as of the effective date of each annual increase pursuant to clause (i) of this Section 3(b), the number of shares of Stock subject to the Plan that are not then-issued and are not subject to then-outstanding option grants in each case as of such effective date, minus the number of shares of Stock equal to one percent (1%) of the aggregate number of Outstanding Shares as of such effective date; the term "Company Acquisition" shall mean (x) if the consideration paid by the Company or its subsidiary consists, in whole or in part, of Stock, Exchangeable Shares or a combination thereof ("Stock Consideration"), the number of shares of Stock and/or Exchangeable Shares, (y) if the consideration paid by the Company or its subsidiary consists, in whole or in part, of cash, promissory notes or cash equivalents, or any combination thereof ("Cash Consideration"), the number of shares of Stock (rounded to the nearest whole share) equal to the Cash Consideration divided by the Market Value (as defined below), and (z) if the consideration paid by the Company or its subsidiary consists, in whole or in part, of any consideration (other than Stock Consideration or Cash Consideration), the number of shares of Stock (rounded to the nearest whole share) equal to the fair market value of such other consideration, as determined by the Committee, divided by the Market Value; the term "Market Value" shall mean the closing market price of one share of Stock on the NASDAQ National Market (or such other exchange upon which the Stock is then listed or quoted, if the Stock is not then-listed on the NASDAQ National Market) on the trading day immediately preceding the closing of the applicable Company Acquisition, as reported in the Wall Street Journal, Eastern Edition. Any increase in the number of shares of Stock subject to the Plan pursuant to this Section 3(b) shall not increase the number of shares of Stock available for the grant of incentive stock options under the Plan.

            (c) If there is any change in the Stock subject to either the Plan or an option agreement pursuant to the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind of shares and price per share subject to either the Plan or an option agreement, and the maximum number of shares with respect to which options may be granted to any participant in any fiscal year of the Company.

      4. Eligible Individuals. Individuals who shall be eligible to have granted to them the options provided for by the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the



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foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options under the Plan.

      5. The Option Price. The purchase price of the Stock covered by each incentive stock option shall be not less than one hundred percent (100%) of the per share fair market value of such Stock on the date the option is granted. The purchase price of the Stock covered by each nonqualified stock option shall be not less than one hundred percent (100%) of the per share fair market value of such Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate (a "10% Stockholder"), the exercise price shall be not less than 110 percent (110%) of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in Section 3(c) above.

      6.    Terms and Conditions of Options.

            (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

            (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the terms of all options granted under the Plan shall not be for more than eight (8) years and that, in the case of an incentive stock option granted to a 10% Stockholder, the term shall be for no more than five (5) years.

            (c) In the case of incentive stock options, the aggregate fair market value (determined as of the date such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. To the extent that the fair market value exceeds $100,000, such excess options, to the extent of the shares of Stock covered thereby in excess of the foregoing limitation, shall be treated as nonqualified stock options.

            (d) An optionee's stock option agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

            (e) The maximum number of shares of Stock with respect to which options may be granted to any individual per fiscal year of the Company under the Plan shall be 3,000,000 shares of Stock, subject to adjustment after September 20, 1996 pursuant to Section 3(c). To the extent required by Section 162(m) of the Code or the



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regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is cancelled, the cancelled option shall continue to count against the maximum number of shares of Stock for which options may be granted to the employee under this Section 6(e). For this purpose, the repricing of an option, if effected pursuant to Section 2(c), shall be treated as a cancellation of the existing option and the grant of a new option.

      7. Use of Proceeds. Cash proceeds realized from the issuance of Stock under the Plan shall constitute general funds of the Company.

      8.    Amendment, Suspension, or Termination of the Plan.

            (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company's stockholders, and provided further that, except as provided in
Section 3 above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

                  (i) To increase the maximum number of shares of Stock subject to incentive stock options granted under the Plan; or

                  (ii) To change the designation or class of persons eligible to receive incentive stock options under the Plan.

            (b) No option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on August 26, 2003, unless previously terminated by the Board pursuant to this Section 8.

      9.    Automatic Grants to Outside Directors.

            (a) Initial Grant. Each individual who first joins the Board as an outside (i.e., non-employee) director of the Company after the 1993 annual meeting of stockholders of the Company (the effective date of the Plan) automatically shall be granted a nonqualified stock option to purchase 40,000 shares of Stock at the time such individual first joins the Board ("Initial Option"). In addition, immediately after each annual meeting of stockholders of the Company, commencing with the 1993 annual meeting, each individual who is at the time continuing to serve as an outside director of the Company, whether or not such outside director stood for re-election at such annual meeting, automatically shall be granted a nonqualified stock option to purchase an



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additional 10,000 shares of Stock, provided that each such individual has served as an outside director for at least nine months ("Additional Option").

            (b) Terms of Options. The terms and conditions that apply to each such automatic option grant referred to above shall be as follows: (i) the per share exercise price of the Stock covered by each such option shall be equal to one hundred percent (100%) of the per share fair market value of such Stock on the date of grant; (ii) the term of the option shall be eight (8) years; (iii) the Initial Option shall be exercisable in thirty-six (36) equal monthly installments beginning on the first monthly anniversary of the grant of such Initial Option and Additional Options shall be exercisable in twelve (12) equal monthly installments beginning on the first monthly anniversary of the grant of such Additional Option; and (iv) all other terms and conditions of the option shall be as set forth in the Company's then current form of nonqualified stock option agreement under the Plan.

            (c)   No Other Grants. Except for the automatic grants under this
Section 9, members of the Committee who serve as administrator of the Plan shall not be eligible to receive any additional options under the Plan or any other stock plan of the Company or any Affiliate, except as otherwise permitted by Rule 16b-3.

      10. Assignability. Each option granted pursuant to this Plan shall, during an optionee's lifetime, be exercisable only by such optionee, and neither the option nor any right hereunder shall be transferable by such optionee by operation of law or otherwise other than by will or the laws of descent and distribution.

      11.   Payment Upon Exercise of Options.

            (a) The consideration to be paid for the shares of Stock to be issued upon exercise or purchase of an option including the method of payment, shall be determined by the Committee (and, in the case of an incentive stock option, shall be determined at the time of grant). In addition to any other types of consideration the Committee may determine, the Committee is authorized to accept as consideration for shares of Stock issued under the Plan the following, provided that the portion of the consideration equal to the par value of the shares of Stock must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

                  (i)   cash;

                  (ii)  check;

                  (iii) delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee determines as appropriate;

                  (iv) surrender of shares of Stock or delivery of a properly executed form of attestation of ownership of shares of Stock as the Committee



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may require (including withholding of shares of Stock otherwise deliverable upon exercise of the option) which have a fair market value on the date of surrender or attestation equal to the aggregate exercise price of the shares of Stock as to which said option shall be exercised (but only to the extent that such exercise of the option would not result in an accounting compensation charge with respect to the shares of Stock used to pay the exercise price unless otherwise determined by the Committee);

                  (v) payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased shares of Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares of Stock and (B) shall provide written directives to the Company to deliver the certificates for the purchased shares of Stock directly to such brokerage firm in order to complete the sale transaction; or

                  (vi)  any combination of the foregoing methods of payment.

            (b) In the event that the purchase price is satisfied by the manner provided in (a)(iv) above, the Committee may grant such optionee an additional option, with terms identical to the optionee's then existing stock option agreement, entitling such optionee to purchase additional Stock in an amount equal to the number of shares of Stock so retained.

      12.   Withholding Taxes.

            (a) No option granted under the Plan shall be exercised until the optionee has made arrangements acceptable to the Committee for the satisfaction of foreign, federal, state, and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. Upon an optionee's exercise of a stock option, the Company may satisfy its withholding obligations by withholding from such optionee or requiring the optionee to surrender shares of Stock sufficient to satisfy the minimum foreign, federal, state and local income and employment tax withholding obligations.

            (b) In the event that such withholding is satisfied by the Company or an optionee's employer retaining from the shares of Stock otherwise to be issued to such optionee shares of Stock having a value equal to such withholding tax, the Committee may grant to an optionee an additional option, with terms identical to such optionee's then existing stock option agreement under which the option was received, entitling optionee to purchase additional Stock in an amount equal to the number of shares of Stock so retained.



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      13.   Restrictions on Transfer of Shares. The Stock acquired pursuant to the exercise of options granted under the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

      14.   Corporate Transaction.

            (a) For purposes of this Section 14 for options granted on or after November 9, 2001, a "Corporate Transaction" shall include any of the following transactions:

                  (i) a merger or consolidation in which the Company is not the surviving entity;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

                  (iii) the liquidation or dissolution of the Company;

                  (iv) any reverse merger in which the Company is the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; or

                  (v) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction that the Committee determines shall not be a Corporate Transaction.

            (b) For purposes of this Section 14 for options granted before November 9, 2001, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

                  (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or



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                  (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a holder or holders different from those who held such securities immediately prior to such merger.

            (c) In the event of any Corporate Transaction, all outstanding options shall vest in their entirety and become exercisable immediately prior to the specified effective date of the Corporate Transaction, unless such options are either (i) assumed by the successor corporation or its parent company pursuant to options providing substantially equal value and having substantially equivalent provisions as the options granted under this Plan or (ii) the options are affirmed by the Company; provided however that all options issued to non-employee directors shall vest in their entirety and become exercisable immediately prior to the specified effective date of the Corporate Transaction irrespective of whether such options are assumed by the successor corporation or its parent company or are affirmed by the Company.

      15. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

      16. Approval of the Plan. The Plan became effective when adopted by the Board in August, 1993, and was approved by the Company's stockholders in October, 1993. In addition to previous amendments, the Board adopted and approved an amendment and restatement of the Plan on November 9, 2001 to modify the following: (i) the revision of Section 2(a) to ensure compliance with the new requirements under Rule 16b-3 of the Exchange Act; (ii) the reduction of the maximum number of shares of Stock with respect to which options may be granted to an individual per fiscal year of the Company in Section 6(e) to 3,000,000 shares of Stock and (iii) for new options granted on or after November 9, 2001, the revision of the definition of "Corporate Transaction" as set forth in
Section 14.



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